UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 30, 2016

CANNASYS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54476	88-0367706
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1350 17th Street, Suite 150
Denver, Colorado		80202
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code:		Phone: (720) 420-1290

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02—TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On September 30, 2016, CannaSys, Inc. and National Concessions Group, Inc. entered into an Agreement of Termination, Compromise, Settlement, and Mutual Release of Claims to terminate the Technology Services Agreement, the End User License Agreement, the Statement of Work, and the Consulting Agreement all dated December 20, 2015. A copy of the agreement is attached to this 8-K as an exhibit.

On October 3, 2016, CannaSys, Inc. and Loyl.Me, LLC, entered into an Agreement of Termination to terminate the License Agreement, as amended, dated February 9, 2015, and the Services Agreement dated February 12, 2015, effective as if September 30, 2016. A copy of the agreement is attached to this 8-K as an exhibit.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location

Item 10	Miscellaneous
10.59	Agreement of Termination, Compromise, Settlement, and Mutual Release of Claims between CannaSys, Inc. and National Concessions Group, Inc. effective September 30, 2016.	Attached

10.60	Agreement of Termination between CannaSys, Inc. and Loyl.Me, LLC effective September 30, 2016.	Attached
_______________________________________
*	All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNASYS, INC.

Dated: October 10, 2016	By:	/s/ Michael A. Tew
Michael A. Tew, Chief Executive Officer